UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2014

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As SandRidge Energy, Inc. (the “Company”) has disclosed in prior filings, it is party to a 30-year treating agreement (the “Agreement”) with Occidental Petroleum Corporation (“Occidental”) for the removal of CO2 from the Company’s delivered natural gas production. Under the Agreement, the Company is required to deliver to Occidental’s Century Plant a total of approximately 3,200 Bcf of CO2 during the term of the Agreement. Through September 30, 2014, the Company had delivered to Occidental 117 Bcf of CO2. After each calendar year, the Company is obligated to pay Occidental $0.25 per Mcf (the “$0.25 Fee”) to the extent minimum annual CO2 volume requirements are not met. If such underdelivered volumes are not made up with commensurate overdeliveries in the future, the Company will be obligated to pay Occidental an additional $0.70 per Mcf (the “$0.70 Fee”) of the aggregate underdelivered volumes in 2041.

Because the minimum CO2 delivery requirements associated with the $0.25 Fee are based on annual volumes, and not quarterly volumes, the Company has historically accrued and recorded a liability for the annual $0.25 Fee in the fourth quarter of each year. Likewise, because the Company has until 2041 to make up underdelivered volumes with commensurate overdeliveries, no amount has been accrued by the Company as a liability in respect of the $0.70 Fee.

Based on this accounting treatment, the Company accrued liabilities for the $0.25 Fee of $8.5 million in 2012 and $32.7 million in 2013, which are reflected in the consolidated financial statements included in the Annual Reports on Form 10-K for such years. In addition, the Company disclosed in its Annual Report on Form 10-K for the year ended December 31, 2013 that it expected to accrue between approximately $30.0 million and $37.0 million for the $0.25 Fee during the year ending December 31, 2014 for amounts related to the Company’s anticipated shortfall in meeting its annual CO2 delivery obligations for 2014 under the Agreement.

The Company has recently engaged in discussions with the staff of the Division of Corporation Finance (the “Staff”) of the Securities and Exchange Commission regarding the appropriate accounting treatment with respect to the timing of accrual of liabilities for the $0.25 Fee. As a result of such discussions, the Company is reconsidering its historical accounting treatment with respect to such accruals, and, in that regard, some or all of the liabilities associated with the Agreement previously recorded annually by the Company may be required to be re-recorded in one or more prior quarterly periods, which, in turn, could materially affect the net income previously reported for prior periods. The Company plans to continue to discuss with the Staff the appropriate accounting treatment with respect to the underdelivery penalties under the Agreement, and any revised accounting treatment adopted by the Company could materially affect the amount and timing of accruals with respect to such penalties. Upon resolution of the matter with the Staff, the Company will restate, to the extent necessary, the financial statements for prior periods to make any necessary changes. In addition, the Company is reassessing its previous conclusions regarding the effectiveness of internal control over financial reporting and disclosure controls and procedures as they relate to the accounting under the Agreement.

As a result of the circumstances described above, on November 2, 2014, the Audit Committee of the Board of Directors of the Company concluded that (i) the consolidated financial statements of the Company for the periods ended December 31, 2012 and 2013 included in the Company’s Annual Reports on Form 10-K for the periods then ended, with respect to which the Company received an unqualified opinion from its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), and (ii) the unaudited consolidated financial statements of the Company for the periods ended March 31, 2013, June 30, 2013, September 30, 2013, March 31, 2014, and June 30, 2014 included in the Company’s Quarterly Reports on Form 10-Q for the periods then ended should no longer be relied upon due to potential changes related to the accrual of a liability associated with underdelivery by the Company of CO2 to the Century Plant.

In connection with any restatement of the financial statements for prior periods as described above, and as a result of the resolution of other comments made by the Staff, the Company may make other changes to such financial statements; however, the Company does not anticipate that any of these other corrections would be material to the respective prior periods.

The Company is working to complete and file its Quarterly Report for the period ended September 30, 2014 as soon as possible following resolution of this matter. However, it is currently anticipated that such filing will not be timely.

SandRidge’s Audit Committee has discussed the foregoing matters with PwC.

Cautionary Note to Investors—This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, those related to the incurrence and recording of liabilities and the potential outcome of discussions with the Securities and Exchange Commission. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the outcome of discussions with the staff of the Securities and Exchange Commission and potential changes in our accounting methods, and many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A—“Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)

Date: November 4, 2014	By:	/s/ Eddie M. LeBlanc
Eddie M. LeBlanc Executive Vice President and Chief Financial Officer